SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                              CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported):

                               June 16, 1997


                           TAMPA ELECTRIC COMPANY
           (Exact name of registrant as specified in its charter)




          FLORIDA                       1-5007              59-0475140
(State or other jurisdiction       (Commission file       (IRS Employer
     of incorporation)                 Number)          Identification No.)


     702 North Franklin Street, Tampa Florida                 33602
     (Address of principal executive offices)               (Zip code)

Registrant's telephone number, including area code: (813) 228-4111




















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Item 2.   Acquisition or Disposition of Assets

     On June 16, 1997, TECO Energy, Inc. (TECO Energy), parent of Tampa Electric Company (the company), completed the merger of Lykes Energy, Inc. (LEI), a privately held holding company, with and into TECO Energy. In connection with this tax-free, stock-for-stock transaction, TECO Energy issued 12.1 million shares of its common stock with a market value of $300 million in exchange for all the outstanding common shares of LEI. The merger will be accounted for as a pooling of interests.
     LEI's subsidiaries include Peoples Gas System, Inc. (PGS), a natural gas distribution utility which serves more than 200,000 customers wholly within peninsular Florida; Peoples Gas Company, which sells liquefied petroleum gas, or propane, to more than 35,000 customers primarily within peninsular Florida; and a unit engaged in natural gas marketing.
     Contemporaneously with the merger, TECO Energy merged PGS into the company and plans to operate PGS as a separate division. In connection with the merger of PGS with and into the company, the outstanding equity securities of PGS were canceled.
     T h e press release announcing the completion of the transaction is included as Exhibit 99.1.




Item 7.   Financial Statements and Exhibits

(C)  Exhibits

     99.1 Press Release dated June 16, 1997.






















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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:    June 16, 1997            Tampa Electric Company



                                   By:/s/ W. L. Griffin
                                          W. L. Griffin
                                      Vice President-Controller
                                   (Principal Accounting Officer)


































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                        INDEX TO EXHIBITS


Exhibit No.    Description of Exhibits                 Page No.

99.1           Press Release dated June 16, 1997            5















































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